Contacts: Yvette Rudich (Media) Rudichy@dnb.com 973.921.5986	Kathy Guinnessey (Investors/Analysts) Guinnesseyk@dnb.com 973.921.5665
D&B Reports Strong 2005 Results; Expects Continued
Strength in 2006
•	2005 EPS Up 17% Before Non-Core Gains and Charges, GAAP EPS Up 10%

•	2005 Core Revenue Up 8%, Both Before and After the Effect of Foreign Exchange

•	2005 Total Revenue Up 2% on a GAAP Basis, Up 1% Before Foreign Exchange, Reflecting the Impact of Divested International Businesses

•	Outlines Plans to Create $70 Million to $75 Million of Financial Flexibility in 2006

•	Adds $100 Million to Existing Share Repurchase Program
Short Hills, NJ — February 2, 2006 — D&B (NYSE: DNB), the leading provider of global business information, tools and insight, today reported strong results for the fourth quarter and full year 2005.
“We are pleased with our 2005 financial performance, which reflects strong revenue, operating income, EPS, and free cash flow growth. We met or exceeded each of our guidance elements and delivered our fifth consecutive year of strong earnings growth,” said Steve Alesio, chairman and CEO of D&B.
“Looking ahead, we are well-positioned to continue to deliver strong financial results — we have a large marketplace opportunity in front of us, we have a team that has a track record for winning, and we are well-organized to drive growth globally. Our confidence in the future is expressed in our guidance, and we expect 2006 to be another successful year for D&B.”

Fourth Quarter 2005 Results
Diluted earnings per share before non-core gains and charges for the quarter ended December 31, 2005, were $1.29, up 15 percent from $1.12 in the prior year period. On a GAAP basis, diluted earnings per share were $1.32, up 27 percent from $1.04 in the prior year period.
See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis.
Core revenue for the fourth quarter was $409.0 million, up 7 percent (up 8 percent before the effect of foreign exchange) compared with the prior year period.
Core revenue results for the fourth quarter of 2005 reflect the following by solution set:
•	Risk Management Solutions revenue of $243.5 million, up 7 percent (up 8 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $131.6 million, up 4 percent (both before and after the effect of foreign exchange);

•	E-Business Solutions revenue of $19.8 million, up 42 percent (both before and after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $14.1 million, up 14 percent (both before and after the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Total revenue for the fourth quarter was $409.0 million, up 6 percent (both before and after the effect of foreign exchange) compared with the prior year period revenue of $387.5 million. The difference between core revenue and total revenue growth was due to the impact of the divested international businesses that had revenue of $5.8 million in the fourth quarter of 2004.
See attached Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.

Operating income for the quarter was $145.7 million, up 15 percent from the prior year period, before non-core gains and charges in both years. On a GAAP basis, operating income was $136.6 million, up 18 percent from the prior year period. During the quarter, the Company also incurred transition costs of $3.4 million as compared to $6.5 million in the prior year period.
See attached Schedule 3 for additional detail.
Net income for the quarter was $88.3 million, up 10 percent from $80.5 million in the prior year period, before non-core gains and charges in both years. On a GAAP basis, net income for the quarter was $90.3 million, up 20 percent from $75.0 million in the prior year period.
See attached Schedule 3 for additional detail.
Fourth Quarter 2005 Segment Results
United States
Total revenue and core revenue for the fourth quarter were $311.9 million, up 9 percent from $286.4 million in the prior year period, all of which was organic.
U.S. total and core revenue results for the 2005 fourth quarter reflect the following by solution set:
•	Risk Management Solutions revenue of $165.0 million, up 7 percent;

•	Sales & Marketing Solutions revenue of $115.2 million, up 7 percent;

•	E-Business Solutions revenue of $18.9 million, up 36 percent; and

•	Supply Management Solutions revenue of $12.8 million, up 21 percent.
See attached Schedules 4 and 5 for additional detail.
Operating income for the quarter was $137.8 million, up 16 percent from the prior year quarter. Improvement in revenue and the benefits of the Company’s financial flexibility program contributed to the increase.

International
Core Revenue for the fourth quarter was $97.1 million, up 2 percent (up 5 percent before the effect of foreign exchange) from $95.3 million in the prior year quarter.
International core revenue results for the fourth quarter of 2005 reflect the following by solution set:
•	Risk Management Solutions revenue of $78.5 million, up 5 percent (up 8 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $16.4 million, down 13 percent (down 11 percent before the effect of foreign exchange);

•	E-Business Solutions revenue of $0.9 million; and

•	Supply Management Solutions revenue of $1.3 million, down 30 percent (down 27 percent before the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Total revenue for the fourth quarter was $97.1 million, down 4 percent (down 2 percent before the effect of foreign exchange) compared with the prior year period revenue of $101.1 million. The difference between core and total revenue growth was due to the loss of revenue from divested international businesses that had revenue of $5.8 million in 2004.
See attached Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.
Operating income for the quarter was $26.7 million, a decrease of 7 percent from the prior year quarter. This decrease was primarily due to a decline in revenue in the U.K. and the loss of income from our divested businesses.
Full Year Results
Diluted earnings per share before non-core gains and charges for 2005 were $3.49, up 17 percent from the year ago period. On a GAAP basis, the Company reported 2005 diluted earnings per share of $3.19, up 10 percent from the year ago period.
See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis.
Core revenue for the year was $1.444 billion, up 8 percent (both before and after the effect of foreign exchange) over the same period last year.
Core revenue results for the full year 2005 reflect the following by solution set:
•	Risk Management Solutions revenue of $953.2 million, up 8 percent (up 7 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $382.8 million, up 4 percent

(both before and after the effect of foreign exchange);

•	E-Business Solutions revenue of $70.0 million, up 40 percent (both before and after the effect of foreign exchange); and

•	Supply Management Solutions revenue of $37.6 million, up 10 percent (up 9 percent before the effect of foreign exchange)
See attached Schedules 4 and 5 for additional detail.
Total revenue for 2005 was $1.444 billion, up 2 percent (up 1 percent before the effect of foreign exchange) compared with prior year revenue of $1.414 billion. The difference between core and total revenue growth was due to the loss of revenue from divested international businesses that had revenue of $79.5 million in 2004.
See Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.
Operating income was $395.1 million for 2005, up 13 percent from 2004, before non-core charges in both periods, with contributions from both the U.S. and International segments. On a GAAP basis, operating income for 2005 was $364.0 million, up 14 percent from the year ago period. GAAP results include $31.1 million of non-core charges in 2005 and $32.0 million of non-core charges in 2004. During the year, the Company also incurred transition costs of $21.5 million as compared to $20.6 million in the prior year period

See attached Schedule 3 for additional detail.
Net income for the year was $242.0 million, up 11 percent from the prior year period, before non-core gains and charges in both years. On a GAAP basis, net income was $221.2 million, up 4 percent from the prior year period.
See attached Schedule 3 for additional detail.
Free cash flow for full-year 2005, excluding the impact of legacy tax payments, was $283.2 million, up 19 percent from the prior year period. The Company paid $50.3 million in 2005 in connection with its legacy tax matters.
The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. Net cash provided by operating activities excluding $50.3 million of legacy tax payments was $311.8 million for full-year 2005, up 17 percent from the prior year period. On a GAAP basis, net cash provided by operating activities was $261.5 million, down 2 percent from the prior year period.
See attached Schedule 4 for additional detail.
Share repurchases during the quarter, under the Company’s $400 million two-year program commenced in the first quarter of 2005, totaled $50 million, with $200 million repurchased since inception.
The Company ended the year with $304.7 million of cash and cash equivalents.
Full Year Segment Results
United States
Total revenue and core revenue for 2005 were $1.088 billion, up 8 percent from the prior year period, reflecting all organic growth during the year.
U.S. total and core revenue results for full year 2005 reflect the following by solution set:

•	Risk Management Solutions revenue of $655.7 million, up 7 percent;

•	Sales & Marketing Solutions revenue of $331.5 million, up 6 percent;

•	E-Business Solutions revenue of $67.2 million, up 35 percent; and

•	Supply Management Solutions revenue of $33.4 million, up 13 percent.
See attached Schedules 4 and 5 for additional detail.
Operating income for 2005 was $405.5 million, up 14 percent over the prior year. This improvement was primarily due to increased revenue and ongoing benefits of the Company’s financial flexibility program.
International
Core revenue for 2005 was $355.8 million, up 8 percent (up 6 percent before the effect of foreign exchange) from the prior year.
International core revenue results for full-year 2005 reflect the following by solution set:
•	Risk Management Solutions revenue of $297.5 million, up 11 percent (up 8 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $51.3 million, down 8 percent (down 9 percent before the effect of foreign exchange);

•	E-Business Solutions revenue of $2.8 million; and

•	Supply Management Solutions revenue of $4.2 million, down 11 percent (down 12 percent before the effect of foreign exchange).
See attached Schedules 4 and 5 for additional detail.
Total revenue for 2005 was $355.8 million, down 13 percent (down 15 percent before the effect of foreign exchange) compared with prior year revenue of $409.1 million. The difference between core and total revenue growth was due to the loss of revenue from divested international businesses that had revenue of $79.5 million in 2004.
See Schedule 6 for a detailed reconciliation of international total revenue to international core revenue by quarter.

Operating income for the year was $62.6 million, down 16 percent, before non-core gains and charges, from the prior year, primarily due to a decline in revenue in the U.K., the loss of income from our divested businesses, and increased expenses related to the investigation and final resolution of the dispute on the sale of the Company’s French business, as described more fully in the Company’s Form 10-Q for the quarter ended September 30, 2005. On a GAAP basis, operating income was $62.2 million, down 17 percent from the prior year
See attached Schedule 3 for additional detail.
Financial Flexibility Initiatives
In 2006, the Company will create financial flexibility through initiatives including the following:
•	Eliminating, standardizing, and consolidating redundant technology platforms, software licenses and maintenance agreements;

•	Standardizing and consolidating customer service teams and processes to increase productivity and capacity utilization;

•	Consolidating the Company’s vendors to improve purchasing power; and

•	Improving operating efficiencies of facilities.
On an annualized basis, these actions are expected to create $70 million to $75 million of financial flexibility, of which approximately $50 million to $55 million will be generated in 2006. To implement these initiatives, the Company expects to incur transition costs of approximately $15 million. In addition, the Company expects to incur non-core charges totaling $23 million to $28 million pre-tax.
Addition to Existing Share Repurchase Program
The Company announced today that its Board of Directors has approved the addition of $100 million to its existing $400 million two-year share repurchase program of which $200 million was repurchased in 2005. The program is to be completed by the end of this year and in all, the Company plans to buy a total of $300 million under its special share repurchase program in 2006. This amount is in addition to the Company’s existing repurchase program to offset the dilutive effect of shares issued under employee benefit plans.

Non-Core Gains and Charges
During the fourth quarter of 2005, the Company recorded a net pre-tax, non-core charge of $9.1 million related to both the 2004 and 2005 Financial Flexibility initiatives. The Company also recorded a net non-core gain for taxes of $8.0 million, which included a $7.3 million gain related to tax benefits recognized upon the liquidation of dormant international entities whose assets were divested as part of the Company’s international strategy, a $0.9 million refund related to the Company’s legacy tax matter referred to as “Utilization of Capital Losses 1989-1990” in the Company’s Form 10-Q for the quarter ending March 31, 2005, and a charge of $0.2 million related to the Company’s repatriation of foreign cash.
For the full year, the Company recorded a net pre-tax, non-core charge of $30.5 million and a net non-core gain for taxes of $1.6 million.
The net pre-tax, non-core charge for 2005 included a charge of $30.7 million related to both the 2004 and 2005 Financial Flexibility initiatives and charges totaling $4.1 million related to final resolution of all disputes on the sale of the Company’s French business, as described more fully in the Company’s Form 10-Q for the quarter ending September 30, 2005. These charges were partially offset by gains of $3.5 million related to the sale of a 5 percent investment in a South African company and $0.8 million related to lower than expected costs related to the sale of the Company’s Iberian business.
The net non-core gain for taxes for the full year of 2005 included a gain of $16.3 million related to tax benefits recognized upon the liquidation of dormant international entities whose assets were divested as part of the Company’s international strategy, a $9.3 million tax charge related to the Company’s repatriation of foreign cash, a $6.3 million charge resulting from an increase in the tax legacy reserve for the matter referred to as “Royalty Expense Deductions 1993-1997” in the Company’s Form 10-Q for the quarter ended September 30, 2005, and a $0.9 million refund related to the Company’s legacy tax matter referred to as “Utilization of Capital Losses 1989-1990” in the Company’s Form 10-Q for the quarter ended March 31, 2005.
During the fourth quarter of 2004, the Company recorded a net pre-tax, non-core gain of $2.3 million and a non-core charge for taxes of $4.5 million related to the settlement of the tax matter referred to as “Utilization of Capital Losses 1989-

1990.” The net pre-tax non-core gain in the fourth quarter of 2004 included a charge of $11.1 million related to financial flexibility initiatives and a gain of $13.4 million related to the sale of the Company’s operations in Iberia and France.
For the full year 2004, the Company recorded a net pre-tax, non-core charge of $1.7 million and a non-core charge for taxes of $4.5 million (referenced above). The net pre-tax non-core charge for the full year of 2004 included a charge of $32.0 million related to financial flexibility initiatives, partially offset by a gain of $30.3 million related to the sale of D&B’s operations in the Nordic region, India and distribution channels in Pakistan and the Middle East, Central Europe, Iberia and France.
D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expenses and may have a disproportionate positive or negative impact on the results of its ongoing underlying business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.
Full Year 2006 Outlook
The Company provided the following full year 2006 guidance, which includes the impact of expensing stock options:
•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange, all of which will be organic;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent, which includes an approximate 4 point impact from stock option expensing;

•	Diluted EPS of $3.83 to $3.93 before non-core gains and charges, representing 10 percent to 13 percent growth, which includes an approximate 4 point impact from stock option expensing;

•	Free cash flow of $290 million to $305 million, which includes approximately $15 million of impact from stock option expensing. As a reminder, the Company’s free cash flow outlook excludes the impact of any payments made in connection with the Company’s legacy tax matters; and

•	Tax rate before non-core gains and charges of approximately 38 percent
D&B will expense stock options beginning in 2006. The annualized expense for stock options in 2006 is expected to be approximately $14 million, or $0.14 per share. This $0.14 per share is included in the guidance outlined above.
D&B does not provide revenue growth guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates. Additionally, the Company does not provide EPS guidance, operating income growth, free cash flow or tax rate guidance on a GAAP basis because the Company is unable to predict, with reasonable certainty, the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions. The impact of these non-core gains and charges could be material to D&B’s results computed in accordance with GAAP.
Use of Non-GAAP Financial Measures
D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue and core revenue growth before the effects of foreign exchange. Additionally, the Company reports organic revenue growth and each of operating income, operating margin, net income, diluted earnings per share and tax rate (defined as Provision for Income Taxes divided by Income before Provision for Income Taxes) before non-core gains and charges, and free cash flow. See “Item 1. Business — How We Evaluate our Performance” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2004, filed March 14, 2005 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. These measures are defined in Schedule 3 attached to this earnings release.

Fourth-Quarter and Full Year 2005 Teleconference
D&B will review its fourth quarter and full year financial results as well as its 2006 outlook, in a conference call with the investment community on Friday, February 3, 2006, at 10 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.
**************
About D&B
D&B (NYSE: DNB), the leading provider of global business information, tools, and insight, has enabled customers to Decide with Confidence for over 160 years. D&B’s proprietary DUNSRight™ quality process provides customers with quality business information. This quality information is the foundation of D&B’s solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability; D&B Sales & Marketing Solutions to increase revenue from new and existing customers; D&B’s E-Business Solutions to convert prospects into clients faster; and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. For more information, please visit www.dnb.com.
**************
Forward-Looking and Cautionary Statements
This press release, including, in particular, the section titled “Full Year 2006 Outlook,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•	D&B relies significantly on third parties to support critical components of its business model in a continuous and high quality manner, including third party data providers, strategic partners in its WorldWide network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

•	The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its WorldWide Network, and to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•	D&B’s ability to renew large contracts and the timing thereof.

•	D&B’s results, including operating income, are also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements, and the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard setting bodies.

•	D&B’s solutions and brand image are dependent upon the integrity of its global database and the continued availability thereof through the internet and by other means.

•	D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the notes to the financial statements, for a more detailed description of these matters.

•	D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility program, and reallocate certain of the expense base reductions into initiatives that produce desired revenue growth.

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase securities in accordance with applicable securities laws.

•	D&B’s projection for free cash flow in 2006 is dependent upon its ability to generate revenue, its collection processes, customer payment patterns and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above.
For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake any obligation to update any forward-looking statements.
###

Schedule 1
The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — As Reported

	Quarter Ended			Effects of		Year-to-Date			Effects of
	December 31,		AFX	Foreign	BFX	December 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
U.S. (1)	$311.9	$286.4	9%	0%	9%	$1,087.8	$1,004.9	8%	0%	8%
International (1)	97.1	95.3	2%	(3)%	5%	355.8	329.6	8%	2%	6%

Core Revenue	409.0	381.7	7%	(1)%	8%	1,443.6	1,334.5	8%	0%	8%
Divested Businesses (2)	—	5.8	N/M	N/M	N/M	—	79.5	N/M	N/M	N/M

Total Revenue	$409.0	$387.5	6%	0%	6%	$1,443.6	$1,414.0	2%	1%	1%

Operating Income (Loss):
U.S.	$137.8	$118.4	16%			$405.5	$354.9	14%
International (3)	26.7	28.9	(7)%			62.2	74.7	(17)%

Total Divisions	164.5	147.3	12%			467.7	429.6	9%
Corporate and Other (4)	(27.9)	(31.5)	12%			(103.7)	(110.8)	6%

Operating Income	136.6	115.8	18%			364.0	318.8	14%

Interest Income	2.5	2.4	0%			10.6	8.4	26%
Interest Expense	(5.4)	(4.4)	(21)%			(21.1)	(18.9)	(11)%
Minority Interest	(0.1)	—	N/M			—	—	N/M
Other Income (Expense) — Net (5)	0.1	13.1	N/M			0.6	32.5	N/M

Non-Operating Income (Expense) — Net	(2.9)	11.1	N/M			(9.9)	22.0	N/M

Income before Provision for Income Taxes	133.7	126.9	6%			354.1	340.8	4%
Provision for Income Taxes	43.5	51.8	16%			133.6	129.2	(4)%
Equity in Net Income (Loss) of Affiliates	0.1	(0.1)	N/M			0.7	0.2	N/M

Net Income (6)	$90.3	$75.0	20%			$221.2	$211.8	4%

Basic Earnings Per Share of Common Stock	$1.37	$1.09	26%			$3.31	$3.01	10%

Diluted Earnings Per Share of Common Stock (7)	$1.32	$1.04	27%			$3.19	$2.90	10%

Weighted Average Number of Shares Outstanding:
Basic	66.0	69.1	4%			66.8	70.4	5%

Diluted	68.5	71.9	5%			69.4	73.1	5%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2
The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

	Quarter Ended			Effects of		Year-to-Date			Effects of
	December 31,		AFX	Foreign	BFX	December 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions, except per share data	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
U.S. (1)	$311.9	$286.4	9%	0%	9%	$1,087.8	$1,004.9	8%	0%	8%
International (1)	97.1	95.3	2%	(3)%	5%	355.8	329.6	8%	2%	6%

Core Revenue	409.0	381.7	7%	(1)%	8%	1,443.6	1,334.5	8%	0%	8%
Divested Businesses (2)	—	5.8	N/M	N/M	N/M	—	79.5	N/M	N/M	N/M

Total Revenue	$409.0	$387.5	6%	0%	6%	$1,443.6	$1,414.0	2%	1%	1%

Operating Income (Loss):
U.S.	$137.8	$118.4	16%			$405.5	$354.9	14%
International (3)	26.7	28.9	(7)%			62.6	74.7	(16)%

Total Divisions	164.5	147.3	12%			468.1	429.6	9%
Corporate and Other (4)	(18.8)	(20.4)	8%			$(73.0)	(78.8)	7%

Operating Income	145.7	126.9	15%			395.1	350.8	13%

Interest Income	2.5	2.4	0%			10.6	8.4	26%
Interest Expense	(5.4)	(4.4)	(21)%			(21.1)	(18.9)	(11)%
Minority Interest	(0.1)	—	N/M			—	—	N/M
Other Income (Expense) — Net (5)	0.1	(0.3)	N/M			—	2.2	N/M

Non-Operating Income (Expense) — Net	(2.9)	(2.3)	(25)%			(10.5)	(8.3)	(27)%

Income before Provision for Income Taxes	142.8	124.6	15%			384.6	342.5	12%
Provision for Income Taxes	54.6	44.0	(25)%			143.3	125.0	(15)%
Equity in Net Income (Loss) of Affiliates	0.1	(0.1)	N/M			0.7	0.2	N/M

Net Income (6)	$88.3	$80.5	10%			$242.0	$217.7	11%

Basic Earnings Per Share of Common Stock	$1.34	$1.17	15%			$3.63	$3.09	18%

Diluted Earnings Per Share of Common Stock (7)	$1.29	$1.12	15%			$3.49	$2.98	17%

Weighted Average Number of Shares Outstanding:
Basic	66.0	69.1	4%			66.8	70.4	5%

Diluted	68.5	71.9	5%			69.4	73.1	5%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3
The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures
(1)	On January 1, 2005, we began managing our business in Canada in the International segment and have conformed historical amounts to reflect the new segment structure.

(2)	2004 includes revenues from the Company’s operations in France, Iberia (Spain and Portugal), Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic), India and Distribution Channels in Pakistan and the Middle East.

(3)	The following table reconciles International Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
International Operating Income — As Reported (Schedule 1)	$26.7	$28.9	(7)%	$62.2	$74.7	(17)%

Final resolution of all disputes on the sale of the Company’s French business	—	—	N/M	(0.4)	—	N/M

International Operating Income — Before Non-Core Gains and Charges (Schedule 2)	$26.7	$28.9	(7)%	$62.6	$74.7	(16)%

(4)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Corporate and Other — As Reported (Schedule 1)	$(27.9)	$(31.5)	12%	$(103.7)	$(110.8)	6%

Restructuring Charge	(9.1)	(11.1)	18%	(30.7)	(32.0)	4%

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(18.8)	$(20.4)	8%	$(73.0)	$(78.8)	7%

(5)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Other Income (Expense)-Net — As Reported (Schedule 1)	$0.1	$13.1	N/M	$0.6	$32.5	N/M

Gain on Sale of a 5% Investment in a South African Company	—	—	N/M	3.5	—	N/M
Lower Costs Related to the Sale of Iberia (Spain and Portugal)	—	—	N/M	0.8	—	N/M
Final Resolution of all Disputes on the Sale of the Company’s French Business	—	—	N/M	(3.7)	—	N/M
Gain on Sale of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	—	7.9	N/M
Gain on Sale of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	—	3.8	N/M
Gain on Sale of Operations in Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic)	—	—	N/M	—	5.6	N/M
Gain on Sale of Operations in France	—	12.9	N/M	—	12.9	N/M
Gain (Loss) on Sale of Operations in Iberia (Spain and Portugal)	—	0.5	N/M	—	0.1	N/M

Other Income (Expense)-Net — Before Non-Core Gains and Charges (Schedule 2)	$0.1	$(0.3)	N/M	$—	$2.2	N/M

Schedule 3
The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures
(6)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
Amounts in millions	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Net Income — As Reported (Schedule 1)	$90.3	$75.0	20%	$221.2	$211.8	4%

Restructuring Charge	(6.0)	(7.1)	N/M	(22.6)	(20.8)	N/M
Gain on Sale of a 5% Investment in a South African Company	—	—	N/M	2.0	—	N/M
Lower Costs Related to the Sale of Iberia (Spain and Portugal)	—	—	N/M	0.8	—	N/M
Final Resolution of all Disputes on the Sale of the Company’s French Business	—	—	N/M	(2.6)	—	N/M
Gain on Sale of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	—	9.6	N/M
Gain on Sale of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	—	1.9	N/M
Gain on Sale of Operations in Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic)	—	—	N/M	—	2.9	N/M
Gain on Sale of Operations in France	—	5.6	N/M	—	5.6	N/M
Gain (Loss) on Sales of Operations in Iberia (Spain and Portugal)	—	0.5	N/M	—	(0.6)	N/M
Increase in Tax Legacy Reserve for “Royalty Expense Deductions 1993-1997”	—	—	N/M	(6.3)	—	N/M
Tax Charge Related to the Company’s Repatriation of Foreign Cash	(0.2)	—	N/M	(9.3)	—	N/M
Tax Legacy Refund for “Utilization of Capital Losses 1989-1990”	0.9	—	N/M	0.9	—	N/M
Tax Benefits Recognized Upon the Liquidation of Dormant International Corporations	7.3	—	N/M	16.3	—	N/M
Increase in Tax Legacy Reserve for “Utilization of Capital Losses 1989-1990”	—	(4.5)	N/M	—	(4.5)	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$88.3	$80.5	10%	$242.0	$217.7	11%

(7)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			% Change			% Change
	2005	2004	Fav/(Unfav)	2005	2004	Fav/(Unfav)
Diluted EPS — As Reported (Schedule 1)	$1.32	$1.04	27%	$3.19	$2.90	10%

Restructuring Charge	(0.09)	(0.10)	N/M	(0.32)	(0.28)	N/M
Gain on Sale of a 5% Investment in a South African Company	—	—	N/M	0.03	—	N/M
Lower Costs Related to the Sale of Iberia (Spain and Portugal)	—	—	N/M	0.01	—	N/M
Final Resolution of all Disputes on the Sale of the Company’s French Business	—	—	N/M	(0.04)	—	N/M
Gain on Sale of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	—	0.13	N/M
Gain on Sale of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	—	0.02	N/M
Gain on Sale of Operations in Central Europe (Germany, Austria, Switzerland, Poland, Hungary and Czech Republic)	—	—	N/M	—	0.04	N/M
Gain on Sale of Operations in France	—	0.08	N/M	—	0.08	N/M
Gain (Loss) on Sale of Operations in Iberia (Spain and Portugal)	—	—	N/M	—	(0.01)	N/M
Increase in Tax Legacy Reserve for “Royalty Expense Deductions 1993-1997”	—	—	N/M	(0.09)	—	N/M
Tax Charge Related to the Company’s Repatriation of Foreign Cash	—	—	N/M	(0.13)	—	N/M
Tax Legacy Refund for “Utilization of Capital Losses 1989-1990”	0.01	—	N/M	0.01	—	N/M
Tax Benefits Recognized Upon the Liquidation of Dormant International Corporations	0.11	—	N/M	0.23	—	N/M
Increase in Tax Legacy Reserve for “Utilization of Capital Losses 1989-1990”	—	(0.06)	N/M	—	(0.06)	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$1.29	$1.12	15%	$3.49	$2.98	17%

N/M — Not Meaningful
The following defines the non-GAAP measures used to evaluate performance:
— Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
— Core revenue growth, excluding the effects of foreign exchange, is referred to as “revenue growth before the effects of foreign exchange.” We also separately analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
— Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
— Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4
The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Quarter Ended			Effects of		Year-to-Date			Effects of
	December 31,		AFX	Foreign	BFX	December 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Amounts in millions	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2005	2004	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
U.S.:
Risk Management Solutions	$165.0	$153.7	7%	0%	7%	$655.7	$613.0	7%	0%	7%
Sales & Marketing Solutions	115.2	108.3	7%	0%	7%	331.5	312.3	6%	0%	6%
E-Business Solutions	18.9	13.9	36%	0%	36%	67.2	49.9	35%	0%	35%
Supply Management Solutions	12.8	10.5	21%	0%	21%	33.4	29.7	13%	0%	13%

Core Revenue	311.9	286.4	9%	0%	9%	1,087.8	1,004.9	8%	0%	8%
Divested Businesses	—	—	N/M	N/M	N/M	—	—	N/M	N/M	N/M

Total U.S.	311.9	286.4	9%	0%	9%	1,087.8	1,004.9	8%	0%	8%

International:
Risk Management Solutions	78.5	74.5	5%	(3)%	8%	297.5	269.0	11%	3%	8%
Sales & Marketing Solutions	16.4	18.9	(13)%	(2)%	(11)%	51.3	55.9	(8)%	1%	(9)%
E-Business Solutions	0.9	0.1	N/M	N/M	N/M	2.8	0.1	N/M	N/M	N/M
Supply Management Solutions	1.3	1.8	(30)%	(3)%	(27)%	4.2	4.6	(11)%	1%	(12)%

Core Revenue	97.1	95.3	2%	(3)%	5%	355.8	329.6	8%	2%	6%
Divested Businesses	—	5.8	N/M	N/M	N/M	—	79.5	N/M	N/M	N/M

Total International	97.1	101.1	(4)%	(2)%	(2)%	355.8	409.1	(13)%	2%	(15)%

Total Corporation:
Risk Management Solutions	243.5	228.2	7%	(1)%	8%	953.2	882.0	8%	1%	7%
Sales & Marketing Solutions	131.6	127.2	4%	0%	4%	382.8	368.2	4%	0%	4%
E-Business Solutions	19.8	14.0	42%	0%	42%	70.0	50.0	40%	0%	40%
Supply Management Solutions	14.1	12.3	14%	0%	14%	37.6	34.3	10%	1%	9%

Core Revenue	409.0	381.7	7%	(1)%	8%	1,443.6	1,334.5	8%	0%	8%
Divested Businesses	—	5.8	N/M	N/M	N/M	—	79.5	N/M	N/M	N/M

Total Revenue	$409.0	$387.5	6%	0%	6%	$1,443.6	$1,414.0	2%	1%	1%

Operating Costs:
Operating Expenses	$104.2	$97.0	(7)%			$412.0	$403.9	(2)%
Selling and Administrative Expenses	149.0	150.6	1%			600.8	612.0	2%
Depreciation and Amortization	10.1	13.0	24%			36.1	47.3	24%
Restructuring Expense	9.1	11.1	18%			30.7	32.0	4%

Total Operating Costs	$272.4	$271.7	0%			$1,079.6	$1,095.2	1%

Capital Expenditures	$1.2	$3.0	60%			$5.7	$12.1	53%

Additions to Computer Software & Other Intangibles	$9.5	$6.2	(53)%			$22.9	$16.7	(37)%

Schedule 4
The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

Amounts in millions	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004	Jun 30, 2004	Mar 31, 2004
Net Debt Position:
Cash and Cash Equivalents (8)	$304.7	$264.6	$245.3	$295.4	$252.9	$193.8	$217.2	$197.4
Short-Term Debt	(300.8)	(303.0)	(303.3)	(301.7)	(1.0)	—	—	—
Long-Term Debt	(0.1)	(0.3)	(0.4)	—	(300.0)	(299.9)	(299.9)	(299.9)

Net Debt	$3.8	$(38.7)	$(58.4)	$(6.3)	$(48.1)	$(106.1)	$(82.7)	$(102.5)

(8) In addition to Cash and Cash Equivalents we had the following net (investments) redemptions in Marketable Securities	$(109.4)	$69.2	$(34.8)	$48.2	$6.0	$7.9	$3.0	$(87.7)

	Year-To-Date
			% Change
Amounts in millions	Dec 31, 2005	Dec 31, 2004	Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$261.5	$267.6	(2)%
Less:
Capital Expenditures (As Reported)	5.7	12.1	53%
Additions to Computer Software & Other Intangibles (As Reported)	22.9	16.7	(37)%

Free Cash Flow	232.9	238.8	(2)%
Add: Legacy Tax Payment	50.3	N/M	N/M

Free Cash Flow excluding the effect of the Legacy Tax Payment	$283.2	$238.8	19%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5
The Dun & Bradstreet Corporation
Revenue Reconciliation and Detail
Quarter and Year Ended December 31, 2005 and 2004

	Quarter Ended December 31, 2005 vs. 2004							Year-to-Date Ended December 31, 2005 vs. 2004
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Customer Solution Sets/Core				AFX	Effects of	BFX	% of Total Customer Solution Sets/Core
	% Change	Foreign	% Change	2005		2004		% Change	Foreign	% Change	2005		2004
Amounts in millions	Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core		Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core
Revenue:
U.S.:
Risk Management Solutions:
Traditional	4%	0%	4%	73%	39%	76%	41%	5%	0%	5%	77%	46%	79%	48%
VAPs	19%	0%	19%	27%	14%	24%	13%	15%	0%	15%	23%	14%	21%	13%
Total Risk Management Solutions	7%	0%	7%		53%		54%	7%	0%	7%		60%		61%
Sales & Marketing Solutions:
Traditional	0%	0%	0%	34%	12%	36%	13%	7%	0%	7%	43%	13%	43%	13%
VAPs	10%	0%	10%	66%	25%	64%	24%	6%	0%	6%	57%	17%	57%	18%
Total Sales & Marketing Solutions	7%	0%	7%		37%		37%	6%	0%	6%		30%		31%
E-Business Solutions	36%	0%	36%		6%		5%	35%	0%	35%		7%		5%
Supply Management Solutions	21%	0%	21%		4%		4%	13%	0%	13%		3%		3%
Core Revenue	9%	0%	9%					8%	0%	8%
Divested Businesses	N/M	N/M	N/M					N/M	N/M	N/M
Total U.S.	9%	0%	9%					8%	0%	8%

International:
Risk Management Solutions:
Traditional	4%	-3%	7%	88%	71%	89%	70%	10%	2%	8%	89%	75%	90%	73%
VAPs	17%	-1%	18%	12%	10%	11%	8%	14%	2%	12%	11%	9%	10%	9%
Total Risk Management Solutions	5%	-3%	8%		81%		78%	11%	3%	8%		84%		82%
Sales & Marketing Solutions:
Traditional	-17%	-2%	-15%	58%	10%	60%	12%	-24%	1%	-25%	56%	8%	67%	11%
VAPs	-8%	-3%	-5%	42%	7%	40%	8%	23%	1%	22%	44%	6%	33%	6%
Total Sales & Marketing Solutions	-13%	-2%	-11%		17%		20%	-8%	1%	-9%		14%		17%
E-Business Solutions	N/M	N/M	N/M		1%		0%	N/M	N/M	N/M		1%		0%
Supply Management Solutions	-30%	-3%	-27%		1%		2%	-11%	1%	-12%		1%		1%
Core Revenue	2%	-3%	5%					8%	2%	6%
Divested Businesses	N/M	N/M	N/M					N/M	N/M	N/M
Total International	-4%	-2%	-2%					-13%	2%	-15%

Total Corporation:
Risk Management Solutions:
Traditional	4%	-1%	5%	78%	47%	80%	48%	7%	1%	6%	81%	53%	82%	54%
VAPs	19%	0%	19%	22%	13%	20%	12%	15%	1%	14%	19%	13%	18%	12%
Total Risk Management Solutions	7%	-1%	8%		60%		60%	8%	1%	7%		66%		66%
Sales & Marketing Solutions:
Traditional	-4%	0%	-4%	37%	12%	39%	13%	0%	1%	-1%	45%	12%	47%	13%
VAPs	8%	-1%	9%	63%	20%	61%	20%	8%	0%	8%	55%	15%	53%	15%
Total Sales & Marketing Solutions	4%	0%	4%		32%		33%	4%	0%	4%		27%		28%
E-Business Solutions	42%	0%	42%		5%		4%	40%	0%	40%		4%		3%
Supply Management Solutions	14%	0%	14%		3%		3%	10%	1%	9%		3%		3%
Core Revenue	7%	-1%	8%					8%	0%	8%
Divested Businesses	N/M	N/M	N/M					N/M	N/M	N/M

Total Corporation	6%	0%	6%					2%	1%	1%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange
N/M — Not Meaningful
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 6
The Dun & Bradstreet Corporation
Effect of Divestitures on International Results (unaudited)

	2005					2004					Row #
Amounts in Millions	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	Full Year

International:
Total Revenue with Canada as Reported in 2005	$78.1	$98.0	$82.6	$97.1	$355.8	$101.2	$113.8	$93.0	$101.1	$409.1	1
Less Canada	N/A	N/A	N/A	N/A	N/A	(8.3)	(9.3)	(7.6)	(8.2)	(33.4)	2

Total Revenue as Reported in 2004	N/A	N/A	N/A	N/A	N/A	92.9	104.5	85.4	92.9	375.7	3

Less Divested Businesses:
India (February 2004)	—	—	—	—	—	1.1	—	—	—	1.1	4
Central Europe (April 2004)	—	—	—	—	—	12.9	10.7	—	—	23.6	5
France (October 2004)	—	—	—	—	—	9.8	10.8	8.9	3.4	32.9	6
Iberia (October 2004)	—	—	—	—	—	6.8	7.3	5.4	2.4	21.9	7

Divested Businesses*	—	—	—	—	—	30.6	28.8	14.3	5.8	79.5	8

Core Revenue as Reported in 2004	N/A	N/A	N/A	N/A	N/A	62.3	75.7	71.1	87.1	296.2	9
Add Canada	N/A	N/A	N/A	N/A	N/A	8.3	9.3	7.6	8.2	33.4	10

Core Revenue with Canada AFX as Reported in 2005*	$78.1	$98.0	$82.6	$97.1	$355.8	$70.6	$85.0	$78.7	$95.3	$329.6	11

* Total Revenue, Divested Business Revenue and Core Revenue for the International segment can be found on Schedule 4.
N/A — Not Applicable
This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 7
The Dun & Bradstreet Corporation
Effect of Segment Change — Canada from North America to International (unaudited)

	2004					Row #
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year

North America Core Revenue as Reported in 2004	$250.5	$245.4	$247.8	$294.6	$1,038.3	1

Less Canada	8.3	9.3	7.6	8.2	33.4	2

U.S. Core Revenue	$242.2	$236.1	$240.2	$286.4	$1,004.9	3

	2004
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year

International Core Revenue as Reported in 2004	$62.3	$75.7	$71.1	$87.1	$296.2	4

Add Canada	8.3	9.3	7.6	8.2	33.4	5

International Core Revenue with Canada	$70.6	$85.0	$78.7	$95.3	$329.6	6

	2004
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year

North America Operating Income as Reported in 2004	$87.5	$73.0	$82.4	$122.4	$365.3	7

Less Canada	2.2	2.8	1.4	4.0	10.4	8

U.S. Operating Income	$85.3	$70.2	$81.0	$118.4	$354.9	9

	2004
Amounts in Millions	Q1	Q2	Q3	Q4	Full Year

International Operating Income as Reported in 2004	$7.1	$20.2	$12.1	$24.9	$64.3	10

Add Canada	2.2	2.8	1.4	4.0	10.4	11

International Operating Income with Canada	$9.3	$23.0	$13.5	$28.9	$74.7	12

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.